EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Winner Medical Group Inc.

Winner Industrial Park, Bulong Road

Longhua, Shenzhen

Guangdong

P.R. China

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-165164) and Form S-8 (No. 333-133400) of Winner Medical Group Inc. of our report dated December 8, 2010, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO Limited

Hong Kong, December 8, 2010